Aflac Incorporated 2021 Form 11-K

EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-158969) on Form S-8 of our report dated June 28, 2021, with respect to the financial statements of the Aflac Incorporated 401(k) Savings and Profit Sharing Plan.

/s/ KPMG LLP
Atlanta, Georgia
June 21, 2022